EXHIBIT 99.1

NEWS RELEASE

DATE:	October 19, 2004
RELEASE DATE:	Immediate

SUMMIT FINANCIAL CORPORATION REPORTS
18% INCREASE IN THIRD QUARTER EARNINGS

GREENVILLE, SC - Summit Financial Corporation (NASDAQ/Small Cap: SUMM) today reported net income of $1,148,000 for the quarter ended September 30, 2004, up from $970,000 for the same period of 2003. Net income per diluted share was $0.23 for the third quarter of 2004, a 15% increase from $0.20 for the third quarter of 2003. These results represent a significant improvement in profitability measurements for the quarterly period. Return on assets for the third quarter of 2004 increased to 1.44% from 1.19%, and return on equity was 13.18% compared to 12.40% for the same period of the prior year.

For the first nine months of 2004 net income increased to $3,255,000 or $0.66 per diluted share, up 11% from $2,938,000 or $0.61 per diluted share for the comparable period of 2003. For the nine months ended September 30, 2004, ROA increased to 1.32% and ROE was 12.83% for the same period.

The following were primary factors in the increased earnings for both the third quarter and the first nine months of 2004:

•	Higher net interest income related to the reduced cost of funds;
•	Lower provision for loan losses resulting from the lower net loan growth for the first nine months of 2004 as compared to 2003, and the overall improvement in credit quality of the loan portfolio;
•	A nonrecurring charge of $166,000 for a prepayment penalty on FHLB advances included in 2003 “Other Operating Expenses” line; and
•	Overall control of overhead expenses.

 These improvements are offset somewhat by the reduction in noninterest income resulting primarily from less mortgage loan referral fees as the refinancing boom has slowed, and lower gains on sales of securities for the nine month period due to a smaller volume of transactions in 2004.

At September 30, 2004, assets totaled $323.0 million, down slightly from $325.1 million at September 30, 2003. Gross loans totaled $228.8 million at the end of the third quarter of 2004, while investments, the second largest component of earning assets, decreased 29% from year end to total $64.8 million at September 30, 2004. The realignment of the balance sheet, resulting in the reduction of investment securities and higher priced deposits and FHLB advances, has decreased the Company’s exposure to interest rate risk and contributed to an increase in net interest income for the first nine months of 2004.

Loans past due in excess of 90 days were $341,000 or 0.15% of loans at September 30, 2004, compared to $170,000 and $169,000 at December 31, 2003 and September 30, 2003, respectively. Nonaccrual loans and OREO at September 30, 2004, December 31, 2003 and September 30, 2003 totaled $638,000, $712,000, and $527,000, respectively. Net charge-offs for the first nine months of 2004 were $119,000 versus $354,000 for the prior year, while the allowance for loan losses was 1.53% and 1.57%, respectively at September 30, 2004 and 2003.

The Company reported total equity of $36.2 million, which represents a total risk-based capital ratio in excess of 15% at September 30, 2004. Book value per share was up 11% from the comparable period of 2003 to end the third quarter of 2004 at $8.08.

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SUMMIT FINANCIAL CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
($ in thousands, except share data) (unaudited)

				% Change
				3rd Quarter
	9/30/2004	12/31/2003	9/30/2003	2004/2003
Balance Sheet (at period end)
Cash and due from banks	$8,620	$9,854	$7,705	12%
Interest-bearing bank balances	3,605	341	2,859	26%
Federal funds sold	6,171	201	1,009	512%
Investments available for sale	64,844	90,887	79,489	(18%)
Loans, net of unearned income	228,751	231,802	223,437	2%
Less: allowance for loan losses	(3,511)	(3,437)	(3,517)	(0%)
Net loans	225,240	228,365	219,920	2%
Premises and equipment, net	4,606	4,070	4,066	13%
Other assets	9,927	10,203	10,069	(1%)
	$323,013	$343,921	$325,117	(1%)

Noninterest-bearing deposits	$40,571	$37,037	$31,294	30%
Interest-bearing deposits	196,876	219,975	217,416	(9%)
Total deposits	237,447	257,012	248,710	(5%)
FHLB advances	47,518	52,317	43,100	10%
Other liabilities	1,880	2,387	2,160	(13%)
Total liabilities	286,845	311,716	293,970	(2%)
Shareholders' equity	36,168	32,205	31,147	16%
	$323,013	$343,921	$325,117	(1%)

Capital Ratios (at period end)
Total risk-based capital ratio	15.59%	13.75%	14.10%	11%
Tier 1 risk-based capital ratio	14.33%	12.50%	12.85%	12%
Leverage ratio	10.93%	9.92%	9.85%	11%

Selected Average Balances (year-to-date)
Total assets	$328,810	$322,766	$318,228	3%
Loans, net of unearned income	231,946	223,365	222,412	4%
Investment securities	70,581	74,661	71,245	(1%)
Total earning assets	312,616	307,234	302,653	3%
Interest-bearing liabilities	257,454	257,733	252,999	2%
Total deposits	240,749	244,180	237,753	1%
Shareholders' equity	33,894	30,558	30,311	12%

Share Data (at period end)
Book value per common share (1)	$8.08	$7.47	$7.25	11%
Shares outstanding	4,478,334	4,312,925	4,089,180	10%

Stock performance (at period end)
Closing market price (1)	$18.50	$18.00	$18.74	(1%)
Shares traded - year-to-date (1)	143,785	463,061	396,622	(64%)
Price/book ratio	2.29	2.41	2.58	(11%)
Price/earnings ratio (diluted earnings per share)	21.0	22.8	23.0	(9%)
Market capitalization	$82,849	$77,633	$80,463	3%

(1) Restated to reflect all 5% stock dividends.

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SUMMIT FINANCIAL CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
($ in thousands, except per share data) (unaudited)

	For the Three Months Ended
	9/30/2004	9/30/2003	% Change
Income Statement
Interest income	$4,282	$4,280	0%
Interest expense	1,100	1,207	(9%)
Net interest income	3,182	3,073	4%
Provision for loan losses	33	100	(67%)
Net interest income after provision for loan losses	3,149	2,973	6%
Noninterest income:
Service charges on deposit accounts	117	143	(18%)
Insurance sales commissions	130	119	9%
Gain on sale of securities	44	12	267%
Other income	257	484	(47%)
Total noninterest income	548	758	(28%)
Noninterest expenses:
Salaries, wages and benefits	1,340	1,284	4%
Occupancy	174	168	4%
Furniture, fixtures and equipment	160	163	(2%)
Other operating expenses	370	701	(47%)
Total noninterest expenses	2,044	2,316	(12%)
Income before income taxes	1,653	1,415	17%
Income tax expense	505	445	13%
Net income	$1,148	$970	18%

Net income per common share (1):
Basic	$0.26	$0.23	13%
Diluted	0.23	0.20	15%
Average common shares outstanding (1):
Basic	4,447,799	4,261,705	4%
Diluted	4,941,316	4,843,354	2%

Performance ratios
Return on average assets	1.44%	1.19%	21%
Return on average equity	13.18%	12.40%	6%
Net interest margin	4.35%	4.13%	5%
Net charge-offs to average loans	0.13%	0.39%	(67%)

(1) Restated to reflect all 5% stock dividends.

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SUMMIT FINANCIAL CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
($ in thousands, except per share data) (unaudited)

	For the Nine Months Ended
	9/30/2004	9/30/2003	% Change
Income Statement
Interest income	$12,923	$13,033	(1%)
Interest expense	3,417	3,938	(13%)
Net interest income	9,506	9,095	5%
Provision for loan losses	193	502	(62%)
Net interest income after provision for loan losses	9,313	8,593	8%
Noninterest income:
Service charges on deposit accounts	377	417	(10%)
Insurance sales commissions	381	333	14%
Gain on sale of securities	66	367	(82%)
Other income	943	1,257	(25%)
Total noninterest income	1,767	2,374	(26%)
Noninterest expenses:
Salaries, wages and benefits	4,044	3,877	4%
Occupancy	500	501	(0%)
Furniture, fixtures and equipment	473	483	(2%)
Other operating expenses	1,375	1,826	(25%)
Total noninterest expenses	6,392	6,687	(4%)
Income before income taxes	4,688	4,280	10%
Income tax expense	1,433	1,342	7%
Net income	$3,255	$2,938	11%

Net income per common share (1):
Basic	$0.74	$0.69	7%
Diluted	0.66	0.61	8%
Cash dividends declared per common share	0.07	0.00	100%
Average common shares outstanding (1):
Basic	4,400,168	4,242,767	4%
Diluted	4,914,210	4,822,627	2%

Performance ratios
Return on average assets	1.32%	1.24%	6%
Return on average equity	12.83%	12.96%	(1%)
Net interest margin	4.21%	4.15%	1%
Net charge-offs to average loans	0.07%	0.21%	(67%)
Nonperforming assets to loans plus OREO, at period end	0.43%	0.31%	39%
Allowance for loan losses to gross loans, at period end	1.53%	1.57%	(3%)

(1) Restated to reflect all 5% stock dividends.

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Summit Financial Corporation, www.summit-bank.com, headquartered in Greenville, SC, is the parent holding company for Summit National Bank and Freedom Finance, Inc., a consumer finance company. Summit National Bank provides a full range of banking services designed to meet substantially all of the financial needs of its customers from its four full-service branches in the Upstate of South Carolina. Through its subsidiary, Summit Investment Services, Inc., Summit provides nondeposit investments and financial management services. Freedom Finance specializes in making small dollar installment loans to individuals from 11 branch locations throughout South Carolina.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the period ended June 30, 2004.

CONTACTS:
J. Randolph Potter, President & CEO, (864) 240-5886
Blaise B. Bettendorf, Chief Financial Officer, (864) 240-5890

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